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Union Camp Corporation
1600 Valley Road                                                   Exhibit 10.10
Wayne, NJ  07470

November 17, 1997

Mr. James M. Reed
Union Camp Corporation
1600 Valley Road
Wayne, NJ  07470

Dear Jim:

Jim, this letter is an attempt to outline the understanding under which Union Camp may draw upon your services during 1998. It is my understanding you are scheduled to retire effective July 1, 1998 with the period between January 1 and June 30, 1998 being banked vacation. You are intending to leave on December 1, but remain on the payroll through the end of the year with an understanding that during 1998 you will work a number of days equal to the scheduled workdays in December. Specific projects have been identified for which you will commit time and service.

John Albert has asked that you be available for no more than two days per quarter to act in a consulting role with the Forest Resources Group. With the month of December having twenty scheduled workdays, it would appear that John's request could be accomplished within the days allocated.

However, if your work schedule is going to exceed the twenty day period, then additional discussions would be required. Any work performed beyond the twenty day limit would require Craig's approval and the establishment of an appropriate consulting agreement.

Jim, if this outline accurately describes your understanding of future events, then please acknowledge by signing below and returning a copy to me.

Sincerely,

Jerry Carter
Senior Vice President

cc:  W. C. McClelland

/S/ James M. Reed                           11/17/97
James M. Reed                                 Date








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            Union Camp Corporation 1600 Valley Road Wayne, NJ 07470

                                                               November 17, 1997

Mr. James M. Reed
Union Camp Corporation
1600 Valley Road
Wayne, NJ  07470

Dear Jim:

Jim, this letter is an attempt to outline the understanding under which Union Camp may draw upon your services during 1998. It is my understanding you are scheduled to retire effective July 1, 1998 with the period between January 1 and June 30, 1998 being banked vacation. You are intending to leave on December 1, but remain on the payroll through the end of the year with an understanding that during 1998 you will work a number of days equal to the scheduled workdays in December. Specific projects have been identified for which you will commit time and service.

John Albert has asked that you be available for no more than two days per quarter to act in a consulting role with the Forest Resources Group. With the month of December having twenty scheduled workdays, it would appear that John's request could be accomplished within the days allocated.

However, if your work schedule is going to exceed the twenty day period, then additional discussions would be required. Any work performed beyond the twenty day limit would require Craig's approval and the establishment of an appropriate consulting agreement.





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Jim, if this outline accurately describes your understanding of future events, then please acknowledge by signing below and returning a copy to me.

Sincerely,

Jerry
jnc/bak

cc:  W. C. McClelland

/S/ James M. Reed                           11/17/97
James M. Reed                                 Date